REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON
        INTERNAL CONTROL




Board of Directors

Cornerstone Total Return Fund, Inc.

New York, New York



In planning and performing our audit of the financial statements of Cornerstone Total Return Fund, Inc., for the year ended December 31, 2002, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Fund is responsible for establishing and
maintaining an internal control.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs controls. Generally, controls that are relevant to an audit pertain to the entity?s objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. These controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.


Because of inherent limitations in any internal control structure,
errors or fraud may occur and not be detected.   Also, projection
of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.


Our consideration of the internal control components would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants.   A material weakness
is a condition in which the design or operation of the specific internal control components elements does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their
assigned functions.   However, we noted no matters involving
the internal control, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2002.


This report is intended solely for the information and use of management and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.



Philadelphia, Pennsylvania

February 12, 2003